Exhibit 3.11

STATE OF CALIFORNIA

BILL JONES

SECRETARY OF STATE

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.
IMPORTANT - Read instructions before completing this form.

File# This Space For Filing Use Only

1.	Name of the limited liability company (end the name with the words “Limited Liability Company,” “Ltd. Liability Co.,” or the abbreviations “LLC” or “L.L.C.”) WORLDSPAN BBN Holdings, LLC

2.

The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.

3.

Name the agent for service of process and check the appropriate provision below:
C T Corporation System which is
☐ an individual residing in California.  Proceed to item 4.
☒ a corporation which has filed a certificate pursuant to section 1505.  Proceed to item 5.

4.	If an individual, California address of the agent for service of process: Address:
	City: n/a	State: CA	Zip Code:

5.	The limited liability company will be managed by: (check one)
☐ one manager ☐ more than one manager ☒ single member limited liability company ☐ all limited liability company members

6.

Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.

7.

Number of pages attached, if any:  0

8.

Type of business of the limited liability company.  (For informational purposes only) To make investments in debt and equity securities

9.

DECLARATION:  It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

  /s/ William T. Watts, Jr., Esq.

William T. Watts, Jr., Esq.

Signature of Organizer

Type or Print Name of Organizer

April 4, 2000

Date

10.	RETURN TO:
	NAME	William T. Watts, Jr., Esq.
	FIRM	Rogers & Hardin LLP
	ADDRESS	229 Peachtree Street, Suite 2700
	CITY/STATE	Atlanta, GA 30303
ZIP CODE

SEC/STATE (REV. 12/99)			FORM LLC-1 - FILING FEE $70.00 Approved by Secretary of State